UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 24, 2010

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.07	Submission of Matters to a Vote of Security Holders

SIGNATURES

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2010, Subsequent to the Annual Meeting of the Shareholder of Altair Nanotechnologies, Inc. (the “Corporation”), a meeting of the Board of Directors (the “Board”) was held. Due to other demands on his time Mr. Jon Bengtson stepped down as Chairman of the Board. By unanimous approval of the members of the Board Mr. Pierre Lortie was raised to Chairman of the Board of Directors of the Corporation. The Board then unanimously resolved that Mr. Jon Bengtson would serve as Chairman of the Audit Committee and Mr. Robert Van Schoonenberg would serve as Chairman of the Compensation, Nominating and Governance Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 24, 2010, Altair Nanotechnologies, Inc. held its Annual Meeting of the Shareholders (the “Meeting”) at which the shareholders of the Corporation common stock voted upon (i) the election of seven nominees as directors for a one year term; (ii) the “Consolidation Resolution” which was a special resolution authorizing the Board of Directors, without further approval of the shareholders, to take all steps necessary to effect, or in the Board’s discretion not to effect, at any time before May 1, 2011, a consolidation of the common shares of the Corporation (also known as a reverse split) on the basis of a ratio within the range of one-post consolidation common share for every three pre-consolidation common shares (3:1) to one post-consolidation common share for every ten pre-consolidation shares (10:1), with any fractional share that remains after all shares beneficially held by a holder of the common shares have been consolidated being rounded up to a whole common share, with the ratio to be selected and implemented by the Corporation’s Board of Directors in its sole discretion; (iii) the ratification of the appointment of Perry-Smith LLP as the independent public accounting firm for the Corporation. There was a total of 77,895,649 securities represented at the Meeting which represented 73.90% of the issued and outstanding 105,400,728 shares of common stock of the Corporation. The number of votes cast for or against and the number of votes withheld and the number of securities represented by proxy not voted with respect to each matter voted upon as reported by Equity Transfer & Trust Company acting as Scrutineer for the Meeting, are set forth below.

(i) Election of Directors

Director	Votes For	Votes Withheld	Securities Represented by Broker Non-Vote
Jon N. Bengtson	34,414,396	3,730,552	39,688,899

Hossein Asrar Haghighi	34,997,642	3,147,306	39,688,899

George E. Hartman	34,915,132	3,229,816	39,688,899

Alexander Lee	35,183,324	2,961,624	39,688,899

Pierre Lortie	34,967,948	3,177,000	39,688,899

Robert G. Van Schoonenberg	35,170,444	2,974,504	39,688,899

Terry M. Copeland	35,076,007	3,068,941	39,688,899

(ii) Consolidation Resolution

	Votes For	Votes Against	Votes Withheld	Securities Represented by Broker Non-Vote

Consolidation Resolution	63,008,906	14,437,486	387,452	3

(iii) Appointment of Independent Accounting Firm

	Votes For	Votes Withheld	Securities Represented by Broker Non-Vote
Appointment of Independent Accounting Firm	73,284,845	4,548,999	3

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: May 28, 2010	By /s/ John Fallini
John Fallini, Chief Financial Officer